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                                                                      EXHIBIT 21


                 Subsidiaries of Pennzoil-Quaker State Company
                             as of December 31, 2001

                                                            Ownership         Domicile
                                                            ---------         --------

Pennzoil-Quaker State Company                                 n/a             DELAWARE
     Atlas Processing Company                                 100%            DELAWARE
         Excel Paralubes                                       50%            TEXAS GP
         Red River Terminals, L.L.C.                           50%            LOUISIANA LLC
     Blue Coral, Inc.                                         100%            DELAWARE
     Jiffy Lube International, Inc.                           100%            DELAWARE
         Jiffy Lube International of Maryland, Inc.           100%            MARYLAND
         Q Lube, Inc.                                         100%            DELAWARE
     Lubricantes Pennzoil Argentina S.A.                       99%            ARGENTINA
     Medo Industries, Inc.                                    100%            NEW YORK
     Medo Industries de Mexico, S.A. de C.V.                   99%            MEXICO
     Pennzoil Deutschland GmbH Mineralolvertrieb              100%            GERMANY
     Pennzoil Products International Company                  100%            MAURITIUS
         Pennzoil-Quaker State India Limited                 96.4%            INDIA
     Pennzoil - Quaker State France S.A.                     9.07%            FRANCE
     Pennzoil-Quaker State International Corporation          100%            DELAWARE
         Pennzoil Products Company de Mexico                  100%            NEVADA
         Pennzoil-Quaker State Asia Pacific Company           100%            NEVADA
         Pennzoil-Quaker State Australia Company              100%            NEVADA
         Pennzoil-Quaker State Benelux Company                100%            NEVADA
         Pennzoil-Quaker State Canada Holding Company         100%            DELAWARE
              Pennzoil-Quaker State Canada Company            100%            NOVA SCOTIA
         Pennzoil-Quaker State Japan Company                  100%            JAPAN
         Petrolon International Limited                       100%            ISLE OF MAN
              Pennzoil-Quaker State, Limited                  100%            UNITED KINGDOM
              Petrolon Europe Limited                        99.4%            ISLE OF MAN
              Pennzoil - Quaker State France S.A.          90.929%            FRANCE
     Pennzoil-Quaker State Mediterraneo, S.L.                 100%            SPAIN
     Pennzoil Receivables Company                             100%            DELAWARE
     PZ Shareowner Services, Inc.                             100%            DELAWARE
     Quaker State Investment Corporation                      100%            DELAWARE
     Savannah Company Limited                                 100%            BERMUDA
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